EXHIBIT 16


June 12, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Silicon Valley Research, Inc., SEC file No. 000-13836

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated June 14, 2002 for Silicon Valley Research, Inc. and are in agreement with the statements contained in the first, second, third, fourth and fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


\s\ Moss Adams LLP

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